Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-B

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                         October 16, 2006

                      RATING (S&P/Moodys/Fitch)       POOLFACTOR         PAY          NEXT PAY                    COUPON
TRANCHE    CURRENCY    ORIGINAL        CURRENT    ORIGINAL  CURRENT    FREQUENCY        DATE              BASIS             CURRENT
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
Class A1     USD     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Quarterly   15 Dec 20063 Mth $ LIBOR +        0.05%  5.44000%
Class A2     EUR     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%      Monthly    16 Oct 20061 Mth EURIBOR +        0.09%  3.21500%
Class A3     GBP     AAA /Aaa/AAA   AAA /Aaa/AAA    100%      100%     Quarterly   15 Dec 20063 Mth (pound) LIBOR +  0.09%  5.12500%
Class B3     GBP        A/A1/A         A/A1/A       100%      100%     Quarterly   15 Dec 20063 Mth (pound) LIBOR +  0.26%  5.29500%
Class C1     USD     BBB/Baa2/NR     BBB/Baa2/NR    100%      100%     Quarterly   15 Dec 20063 Mth $ LIBOR +        0.40%  5.79000%
Class C3     GBP     BBB/Baa2/NR     BBB/Baa2/NR    100%      100%     Quarterly   15 Dec 20063 Mth (pound) LIBOR +  0.46%  5.49500%

      Scheduled start of Controlled Accumulation Period:    1 June, 2009
      Expected maturity:                                    15 December, 2010
      Legal final maturity:                                 15 December, 2012
      Structure:                                            Sr/sub Seq Pay
      Tax Election:                                         Debt
      Amort. Type:                                          Soft Bullet
      Transferors:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Originators:                                          The Royal Bank of Scotland plc / National Westminster Bank plc
      Servicer:                                             RBS Cards, a division of The Royal Bank of Scotland plc
      Trustee:                                              Bank of New York (The)
      Underwriter:                                          The Royal Bank of Scotland plc

Pool Performance
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Month end       Gross         Expense       Gross Charge         Net Charge    Excess       Excess       Transferor Interest
              Yield (%)       Rate (%)      Off Rate (%)        Off Rate (%) Spread (%)    Spread (%)             %           Min %
                                                                                          Roll 1/4 Ave
Sep 30, 2006    19.17%         5.93%            8.08%              7.78%       5.45%           6.37%            39.33%         6%
Aug 31, 2006    20.19%         5.92%            8.23%              7.93%       6.34%           7.08%            39.93%         6%
Jul 31, 2006    19.79%         5.33%            7.39%              7.15%       7.32%           7.55%            40.80%         6%
Jun 30, 2006    20.24%         5.85%            7.04%              6.81%       7.58%           7.41%            41.13%         6%
May 31, 2006    21.17%         5.67%            7.96%              7.76%       7.74%           7.59%            42.10%         6%
Apr 30, 2006    17.93%         4.97%            6.19%              6.04%       6.92%           7.47%            42.57%         6%

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

Delinquencies (loans which are 30 days or more past due)
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                                                                (% Pool)
              --------------------------------------------------------------------------------------------------------
Month end       30-59 days                 60-89 days                   90-179 days             180+ days                   Total
---------       ----------                 ----------                   -----------             ---------                   -----
Sep 30, 2006       1.30%                       1.06%                       2.57%                  3.84%                     8.78%
Aug 31, 2006       1.33%                       1.03%                       2.61%                  3.71%                     8.68%
Jul 31, 2006       1.32%                       1.01%                       2.63%                  3.64%                     8.60%
Jun 30, 2006       1.27%                       1.02%                       2.59%                  3.59%                     8.47%
May 31, 2006       1.29%                       1.06%                       2.48%                  3.47%                     8.31%
Apr 30, 2006       1.37%                       1.03%                       2.43%                  3.47%                     8.30%

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

Payment Rate
--------------------------------------------------------------------------------
                  Payments                                     Pool balance
              ------------------------------                   ------------
Month End     Total ((pound)000)    Rate (%)                     (pound)000

Sep 30, 2006       1,033,824        21.48%                       4,764,939
Aug 31, 2006       1,141,613        23.38%                       4,812,820
Jul 31, 2006       1,099,658        22.39%                       4,883,405
Jun 30, 2006       1,144,949        22.93%                       4,911,036
May 31, 2006       1,202,916        23.90%                       4,992,642
Apr 30, 2006        977,762         19.57%                       5,033,594

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Average Actual Balance:                           (pound) 1,084

Number of Accounts:                                   4,396,296
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 16th day of October, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business